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                                                                     EXHIBIT (n)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-46477) and under the Investment Company Act of 1940 (File No. 811-08215) and related Prospectus of MuniHoldings Fund II, Inc. for the registration of 3,480 shares of its Auction Market Preferred Stock.

                                                ERNST & YOUNG LLP
Princeton, New Jersey
March 3, 1998